EXHIBIT 23
                               HOWELL CORPORATION
                          Independent Auditors' Consent

To Howell Corporation:

   We consent to the incorporation by reference in Registration Statement No. 33-28389 of Howell Corporation on Form S-8 of our report dated February 27, 1997, appearing in this Annual Report on Form 10-K of Howell Corporation for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Houston, Texas
March 22, 1997